Exhibit 10.15

Execution Version

STANDBY EQUITY DISTRIBUTION AGREEMENT

THIS STANDBY EQUITY DISTRIBUTION AGREEMENT dated as of May 29, 2020 (this “Agreement”) is made by and between SAFMB CONCORD LP, a limited partnership formed under the laws of Alberta (the “Investor”), and ACREAGE HOLDINGS, INC., a company existing under the laws of British Columbia (the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company up to $50,000,000 of the Company’s Class A Subordinate Voting Shares, no par value (the “Subordinate Voting Shares”); and

WHEREAS, the Subordinate Voting Shares are listed for trading on the Canadian Securities Exchange under the symbol “ACRG.U;” and

WHEREAS, the offer and sale of the Subordinate Voting Shares issuable hereunder shall be registered on a registration statement on Form S-3, or otherwise, under Section 5 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “U.S. Securities Act”) and shall be made in accordance with Canadian Securities Laws (as defined herein).

NOW, THEREFORE, the parties hereto agree as follows:

Article I
CERTAIN DEFINITIONS

Section 1.01        “Advance” shall mean the portion of the Commitment Amount requested by the Company in the Advance Notice, or by the Investor pursuant to a notice delivered pursuant to Section 2.01(a)(ii).

Section 1.02        “Advance Date” shall mean the 1st Trading Day after expiration of the applicable Pricing Period for each Advance.

Section 1.03        “Advance Notice” shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company and setting forth the Advance amount that the Company requests from the Investor.

Section 1.04        “Advance Notice Date” shall mean each date the Company delivers (in accordance with Section 2.01(c) of this Agreement) to the Investor an Advance Notice requiring the Investor to advance funds to the Company, or on the date on which the Investor requests an Advance pursuant to Section 2.01(a)(ii), as applicable, in each case subject to the terms of this Agreement

Section 1.05        “Affiliate” shall have the meaning set forth in Section 3.07.

Section 1.06       “Anti-Bribery Laws” shall mean of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.K. Bribery Act 2010, or any other similar law of any other jurisdiction in which the Company operates its business, including, in each case, the rules and regulations thereunder.

Section 1.07        “Anti-Money Laundering Laws” shall mean applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the United States Money Laundering Control Act of 1986 (18 U.S.C. §§1956 and 1957), as amended, as well as the implementing rules and regulations promulgated thereunder, and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or self-regulatory.

Section 1.08        “Applicable Laws” shall mean applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to an entity holding cannabis related licenses, cannabis cultivation, dispensing, extraction and or cannabis related production, (ii) Anti-Money Laundering Laws and all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (iii) Anti-Bribery Laws and applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act (the “FCPA”) (iv) OFAC and any Sanctions or Sanctions Programs, and (v) CAATSA and any CAATSA Sanctions Programs.

Section 1.9          “CAATSA” shall mean Public Law No. 115-44 The Countering America’s Adversaries Through Sanctions Act.

Section 1.10        “CAATSA Sanctions Programs” shall mean a country or territory that is, or whose government is, the subject of sanctions imposed by CAATSA.

(a)         “Canadian Final Prospectus” means the final base shelf prospectus of the Company dated August 8, 2019 prepared and filed with the Canadian Securities Commissions pursuant to National Instrument 44-102 – Shelf Distributions of the Canadian Securities Administrators and any renewals or amendments thereof.

(b)         “Canadian Prospectus” shall mean the Canadian Final Prospectus and each Canadian Prospectus Supplement of the Company, filed from time-to-time in each of the Designated Provinces relating to the distribution to the Investor of the Shares during the Commitment Period and, unless the context otherwise requires, includes all amendments or supplements thereto.

Section 1.11       “Canadian Prospectus Supplement” shall mean a base shelf prospectus supplement of the Company filed pursuant to National Instrument 44-102 – Shelf Distributions of the Canadian Securities Administrators.

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Section 1.12         “Canadian Securities Commissions” shall mean, collectively, the securities commission or other securities regulatory authorities in each of the Designated Provinces, and “Canadian Securities Commission” means any one of the Canadian Securities Commissions.

Section 1.13        “Canadian Securities Laws” shall mean, collectively, the applicable securities laws of each of the Designated Provinces and the respective regulations and rules made and forms prescribed thereunder together with all applicable published policy statements, blanket orders and rulings of the Canadian Securities Commissions and the by-laws, regulations and rules of the Principal Market.

Section 1.14         “Commitment Amount” shall mean the aggregate amount of up to $50,000,000.

Section 1.15        “Commitment Period” shall mean the period commencing on the date hereof and expiring upon the date of termination of this Agreement in accordance with Section 11.02.

Section 1.16         “Company Indemnitees” shall have the meaning set forth in Section 5.02.

Section 1.17         “Condition Satisfaction Date” shall have the meaning set forth in Section 7.01.

Section 1.18        “Credit Agreement” means the credit agreement dated as of February 7, 2020 among HSCP CN Holdings ULC, Acreage Finance Delaware, LLC, SAFMB Harmony LP and the other lenders party thereto and SAFMB, as administrative agent, as amended by a first amending agreement dated as of February 28,2020 and as further amended by a second amending agreement dated as of March 6, 2020.

Section 1.19        “Designated Provinces” shall mean, collectively, the Provinces of Alberta, British Columbia, Manitoba, New Brunswick, Nova Scotia, Ontario and Saskatchewan, in which the Company maintains reporting issuer status.

Section 1.20         “Disclosure Documents” shall have the meaning set forth in Section 4.04.

Section 1.21         “Environmental Laws” shall have the meaning set forth in Section 4.12.

Section 1.22        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 1.23         “Indemnified Liabilities” shall have the meaning set forth in Section 5.01.

Section 1.24         Intentionally Omitted

Section 1.25         “Investor Indemnitees” shall have the meaning set forth in Section 5.01.

Section 1.26         “Market Price” shall mean the lowest daily VWAP of the Subordinate Voting Shares during the relevant Pricing Period

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Section 1.27        “Material Adverse Effect” shall mean any condition, circumstance, or situation that may result in, or would reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

Section 1.28       “Maximum Advance Amount” in respect of each Advance Notice shall not exceed $500,000, unless a greater amount is mutually agreed to in writing by the Investor and the Company.

Section 1.29        “OFAC” shall mean the U.S. Department of Treasury’s Office of Foreign Asset Control.

Section 1.30        “OSC” shall mean the Ontario Securities Commission.

Section 1.31       “OSC Decision Document” shall mean the OSC decision document in respect of the Canadian Final Prospectus, issued by the OSC under National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions.

Section 1.32       “OSC Relief” shall mean the OSC decision document issued by or on behalf of the Canadian Securities Commissions granting the Company and the Investor relief, as applicable, from certain registration and prospectus requirements under the Canadian Securities Laws so as to permit the financing contemplated by this Agreement; including, without limitation, relief from prospectus disclosure and delivery requirements and dealer registration requirements and such other matters as the Investor or the Company may reasonably require.

Section 1.33       “Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.34        “Plan of Distribution” shall mean the section of a Registration Statement disclosing the plan of distribution of the Shares

Section 1.35       “Pricing Period” shall mean the five consecutive Trading Days commencing on the Trading Day immediately following the Advance Notice Date.

Section 1.36       “Principal Market” shall mean the Canadian Securities Exchange or such other market or exchange on which the Subordinate Voting Shares is then listed, quoted or traded.

Section 1.37       “Purchase Price” shall mean the price per share obtained by multiplying the Market Price by 95% , or the lowest price allowable under the rules of the Principal Market, whichever is greater.

Section 1.38        “Registration Limitation” shall have the meaning set forth in Section 2.01(c).

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Section 1.39        “Registration Period” shall have the meaning set forth in Section 6.01(c).

Section 1.40       “Registration Statement” shall mean a registration statement on a form promulgated by the SEC for which the Company then qualifies for the registration of the offer and sale of the Shares to be offered and sold by the Company to the Investor and the resale of such Shares by the Investor, as the same may be amended and supplemented from time to time and including any information deemed to be a part thereof pursuant to Rule 430B under the U.S. Securities Act and any successor registration statement filed by the Company with the SEC under the U.S. Securities Act on a form promulgated by the SEC for which the Company then qualifies and which form shall be available for the registration of the transactions contemplated hereunder.

Section 1.41        “Regulation D” shall mean Regulation D promulgated under the U.S. Securities Act.

Section 1.42        “Regulation S” shall mean Regulation S promulgated under the Securities Act.

Section 1.42       “Sanctions” shall mean any sanctions administered or enforced by OFAC or the U.S. Departments of State or Commerce and including, without limitation, the designation as a “Specially Designated National” or on the “Sectoral Sanctions Identifications List” (collectively “Blocked Persons”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or any other relevant sanctions authority.

Section 1.43        “Sanctioned Country” shall mean a country or territory that is the subject or target of a comprehensive embargo or Sanctions Laws prohibiting trade with the country or territory, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria.

Section 1.44       “Sanctions Programs” shall mean any OFAC, HMT or UNSC economic sanction program including, without limitation, programs related to a Sanctioned Country.

Section 1.45        “SEC” shall mean the U.S. Securities and Exchange Commission.

Section 1.46        “Settlement Document” shall have the meaning set forth in Section 2.02(a).

Section 1.47       “Shares” shall mean the Subordinate Voting Shares to be issued from time to time hereunder pursuant to Advances and Commitment Shares.

Section 1.48        “Subordinate Voting Shares” shall have meaning set forth in the Recitals.

Section 1.49        “Trading Day” shall mean any day during which the Principal Market shall be open for business.

Section 1.50        “U.S. Base Prospectus” shall mean the Company’s prospectus accompanying the Registration Statement.

Section 1.51        “U.S. Prospectus” shall mean the U.S. Base Prospectus, as supplemented by any U.S. Prospectus Supplement.

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Section 1.52        “U.S. Prospectus Supplement” shall mean any prospectus supplement to the U.S. Base Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, including, without limitation, the U.S. Prospectus Supplement to be filed in accordance with Section 6.01 hereof.

Section 1.53         “U.S. Securities Act” shall have the meaning set forth in the recitals of this Agreement.

Section 1.54         “VWAP” means, for any Trading Day, the daily volume weighted average price of the Subordinate Voting Shares for such date on the Principal Market as reported by Bloomberg L.P. during regular trading hours.

Article II
ADVANCES

Section 2.01        Advances; Mechanics. Subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Article VII hereof), the Company shall, if required pursuant to this Agreement, issue and sell to the Investor, and the Investor shall purchase from the Company, Subordinate Voting Shares on the following terms:

(a)          Advance Notice. At any time during the Commitment Period the Company may require the Investor to purchase Shares by delivering an Advance Notice to the Investor or the Investor may require the Company to sell Shares to the Investor, subject to the conditions set forth in Section 7.01, and in accordance with the following provisions:

(i)              The Company shall, in its sole discretion, select the Advance amount it desires to request in each Advance Notice and the time it desires to deliver each Advance Notice, which amount shall not exceed the Maximum Advance Amount, provided however, the Company acknowledges and agrees that the total Advance amount that the Company will receive in connection with each Advance Notice may be less than the Advance amount requested in the Advance Notice due to reductions to the Advance amount in accordance with Section 2.01(c).

(ii)             Separately and apart from the rights of the Company provided in Section 2.01(a)(i), the Investor shall have the right, in its sole discretion, to request an Advance. For clarity, such right is not connected in any way to any requests made by the Company under Section 2.01(a)(i), and the exercise of such right shall have no effect on the amount of any Advance requested by the Company under Section 2.01(a)(i); provided however that in no event shall the Investor be required to fund more than the Commitment Amount under this Agreement . To exercise such right, the Investor shall select the Advance amount it desires to purchase by delivering notice to the Company and the time it desires to deliver, which amount shall not be subject to the Maximum Advance Amount nor exceed the undrawn balance of the Commitment Amount.

(iii)            There shall be no mandatory minimum Advances and no non-usages fee for not utilizing the Commitment Amount or any part thereof.

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(b)         Date of Delivery of Advance Notice. Advance Notices shall be delivered in accordance with the instructions set forth on the bottom of Exhibit A. An Advance Notice shall be deemed delivered on (i) the day it is received by the Investor if such notice is received prior to 6:00 p.m. Eastern Time in accordance with the instructions set forth on the bottom of Exhibit A, or (ii) the immediately succeeding day if it is received after 6:00 p.m. Eastern Time, in each case in accordance with the instructions set forth on the bottom of Exhibit A. No Advance Notice may be deemed delivered on a day that is not a Trading Day.

(c)          Advance Limitations. Regardless of the Advance amount requested by the Company in the Advance Notice, the final amount of the Advance shall be reduced in accordance with each of the following limitations:

(i)              Registration Limitation. In no event shall an Advance exceed the lower of the amount registered under the Registration Statement then in effect or the amount qualified under the Canadian Final Prospectus then in effect (the “Registration Limitation”). In connection with each Advance Notice, any portion of an Advance that would exceed the Registration Limitation shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion in respect of each Advance Notice.

(ii)             Additional Limitations. In no event shall the cumulative amount of all Advances exceed $5,000,000 during the 30-day period following the date hereof.

(iii)            Numerical Limitation. In no event shall the amount of any Advance oblige the Company to issue a number of Shares which, when added to the number of Shares issued pursuant to this Agreement prior to such Advance, would cause the aggregate number of Shares issued pursuant to this Agreement to exceed the maximum number of Shares issuable by the Company pursuant to the Arrangement Agreement (as defined herein); provided that (A) the Company represents that as at the date hereof the maximum number of Shares that the Company is permitted, as of the date hereof, to issue under the terms of the Arrangement Agreement is not less than 38,000,000 Shares, which may be reduced by up to 12,000,000 in connection with Shares committed for issuance to satisfy a certain loan obligation and (B) the Company agrees that it will (1) promptly notify the Investor if at any point it has reason to believe that the number of Shares to which the Investor remains entitled to receive pursuant to Advances exceeds or will exceed the maximum number of Shares it is permitted to issue under the terms of the Arrangement Agreement and (2) provide the Investor with as much advance notice as practicable prior to entering into any transaction or agreement that would have that effect.

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(d)          Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon the Investor’s receipt of a valid Advance Notice that satisfies the conditions of Article VII or the Company’s receipt of a request from the Investor pursuant to Section 2.10(a)(ii), as applicable, the parties shall be deemed to have entered into an unconditional contract binding on both parties for the purchase and sale of Shares pursuant to such Advance Notice in accordance with the terms of this Agreement and subject to applicable law and (ii) subject to Section 3.08 (Trading Activities), the Investor may sell Subordinate Voting Shares of the Company during the Pricing Period.

Section 2.02        Closings. Each closing (a “Closing”) shall take place as soon as practicable after each Advance Date in accordance with the procedures set forth below. In connection with each Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

(a)          On each Advance Date, the Investor shall deliver to the Company a written document, in the form attached hereto as Exhibit B (each a “Settlement Document”), setting forth the amount of the Advance (taking into account any adjustments pursuant to Section 2.01), the Market Price, the Purchase Price, the number of Subordinate Voting Shares to be purchased by the Investor, and a report by Bloomberg, L.P. indicating the VWAP for each of the Trading Days during the Pricing Period (or, if not reported on Bloomberg, L.P., another reporting service reasonably agreed to by the parties), in each case in accordance with the terms and conditions of this Agreement. The number of Shares to be purchased by the Investor at the Closing for such Advance shall equal the sum of the Advance Amount divided by the Purchase Price, rounded to the nearest whole number of Shares.

(b)          Promptly after receipt of the Settlement Document with respect to each Advance (and, in any event, not later than one Trading Day after such receipt), the Company will, or will cause its transfer agent to, electronically transfer such number of shares of Subordinate Voting Shares to be purchased by the Investor (as set forth in the Settlement Document) by direct registration system crediting the Investor’s account or its designee’s account or by such other means of delivery as may be mutually agreed upon by the parties hereto (which in all cases the resale of such Subordinate Voting Shares shall be freely transferable by the Investor without restriction following the effectiveness of the Registration Statement and the Canadian Prospectus), and transmit notification to the Investor that such share transfer has been requested. Promptly upon receipt of such notification (and, in any event, not later than one Trading Day after such receipt), the Investor shall pay to the Company the aggregate amount of the Advance (as set forth in the Advance Notice) in cash in immediately available funds to an account designated by the Company in writing and transmit notification to the Company that such funds transfer has been requested. No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares. Any certificates evidencing Subordinate Voting Shares delivered pursuant hereto shall be free of restrictive legends. To facilitate the transfer of the Subordinate Voting Shares by the Investor, the Subordinate Voting Shares will not bear any restrictive legends so long as there is an effective Registration Statement and Canadian Prospectus covering such Subordinate Voting Shares.

(c)          On or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

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Section 2.03        Hardship. In the event the Investor sells Subordinate Voting Shares after receipt of an Advance Notice, or the Company’s receipt of a request from the Investor pursuant to Section 2.01(a)(ii), as applicable, and the Company fails to perform its obligations as mandated in Section 2.02, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the U.S. Securities Act, Canadian Securities Laws and other rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

Section 2.04        In the event the Investor fails to perform its obligations as mandated in Section 2.02, the Investor agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Company is entitled at law or in equity, including, without limitation, specific performance, it will hold the Company harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Investor and acknowledges that irreparable damage may occur in the event of such default. It is accordingly agreed that the Company shall be entitled to seek an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the U.S. Securities Act, Canadian Securities Laws and other rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement. In the event of a breach by the Investor of its obligations under Section 2.02, the aggregate monetary damages to which the Company shall be entitled shall not exceed the Commitment Fee.

Article III
REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof and as of each Advance Date:

Section 3.01        Organization and Authorization. The Investor is duly formed and existing under the laws of Alberta and has all requisite power and authority to execute, deliver and perform this Agreement, including all transactions contemplated hereby. The decision to invest and the execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Investor or its shareholders. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

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Section 3.02        Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with the transactions contemplated hereby. The Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Investor may lose all or a part of its investment.

Section 3.03        No Legal, Investment or Tax Advice from the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor’s acquisition of Subordinate Voting Shares hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction and that the Investor may lose all or a part of its investment.

Section 3.04         Investment Purpose. The Subordinate Voting Shares purchased by the Investor hereunder are being or will be purchased for its own account, for investment purposes, and without any view or intention to distribute such shares in violation of the U.S. Securities Act, Canadian Securities Laws or any other applicable securities laws. The Investor agrees not to assign or in any way transfer the Investor’s rights to the securities or any interest therein or its obligations under this Agreement and acknowledges that the Company will not recognize any purported assignment or transfer except in accordance with applicable Federal, state and provincial securities laws. No other Person has or will have a direct or indirect beneficial interest in the securities. The Investor agrees not to sell, hypothecate or otherwise transfer the Investor’s Subordinate Voting Shares unless such shares are registered or qualified under Federal and applicable state and provincial securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such registration or qualification is available.

Section 3.05        Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D and National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators.

Section 3.06         Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and has received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby.

Section 3.07         Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “affiliate” of the Company (as that term is defined in Rule 405 promulgated under the U.S. Securities Act).

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Section 3.08        Trading Activities. The Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company's securities) during the period commencing as of the date that is ten (10) days prior to the date of this Agreement and ending immediately prior to the execution of this Agreement by such Investor. The Investor hereby agrees that it shall not directly or indirectly, engage in any Short Sales involving the Company’s securities during the period commencing on the date hereof and ending when no Convertible Debentures remain outstanding. “Short Sales” means all "short sales" as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act (as defined below). The Investor is aware that Short Sales and other hedging activities may be subject to applicable federal and state or provincial securities laws, rules and regulations and the Investor acknowledges that the responsibility of compliance with any such federal, provincial or state securities laws, rules and regulations is solely the responsibility of the Investor. Disclosure of the restrictions on the activities of the Investor described in this Section 3.08 will be included in the Canadian Prospectus Supplement.

Section 3.09          General Solicitation. Neither the Investor, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Subordinate Voting Shares offered hereby.

Section 3.010       Regulation S. The Investor: (i) is not a U.S. Person; (ii) is not purchasing the Subordinate Voting Shares as the result of any “directed selling efforts” (as defined in Rule 902(c) of Regulation S, and (iii) the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the Securities Act or any applicable state securities laws.

Section 3.011        Resale.

(a)           The Investor agrees to only resell Shares in compliance with applicable United States federal and state securities laws.

(b)           No extraordinary commission or consideration will be paid by the Investor to a person or company in respect of the disposition of Shares by the Investor to purchasers who purchase the same on the Principal Market or another exchange recognized or exempt from recognition by the Canadian Securities Commissions through registered dealers engaged by the Investor.

(c)          The Investor, in effecting any resale of Shares, will not engage in any sales, marketing or solicitation activities of the type undertaken by dealers or underwriters in the context of a public offering.

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Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Documents, or in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules or in another Section of the Disclosure Schedules, to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section, the Company represents and warrants to the Investor that, as of the date hereof and as of each Advance Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date), that:

Section 4.01        Organization and Qualification. Each of the Company and its Subsidiary (as defined below) is an entity duly organized and validly existing under the laws of its state or province of organization or incorporation, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiary is duly qualified to do business and is in good standing (to the extent applicable) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. “Subsidiaries” means any Person (as defined below) in which the Company, directly or indirectly, controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

Section 4.02        Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Subordinate Voting Shares) have been or (with respect to consummation) will be duly authorized by the Company’s board of directors or other governing body and no further consent or authorization will be required by the Company, its board of directors or its shareholders. This Agreement and the other Transaction Documents to which it is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

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Section 4.03        No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Subordinate Voting Shares) will not (i) result in a violation of the articles of association or other organizational documents of the Company or its Subsidiary (with respect to consummation, as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or its Subsidiary is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or its Subsidiary or by which any property or asset of the Company or its Subsidiary is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

Section 4.04        Disclosure Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to Section 15(d) of the Exchange Act and with the Canadian Securities Commissions pursuant to Canadian Securities Laws for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed within two years preceding the date hereof or amended after the date hereof, or filed after the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, all registration statements filed by the Company under the U.S. Securities Act, and all material change reports, proxy circulars, annual information forms, material contracts and prospectuses of the Corporation which have been or is filed by or on behalf of the Corporation pursuant to applicable Canadian Securities Laws, being hereinafter referred to as the “Disclosure Documents”). The Company has made available to the Investor through the SEC’s website at http://www.sec.gov and www.sedar.com, true and complete copies of the Disclosure Documents. As of their respective dates, the Disclosure Documents complied in all material respects with the requirements of the Exchange Act, the U.S. Securities Act or Canadian Securities Laws, as applicable, and the rules and regulations of the SEC and the Canadian Securities Commissions promulgated thereunder (as applicable) applicable to the Disclosure Documents, and none of the Disclosure Documents, at the time they were filed with the relevant regulatory authority, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Disclosure Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC and the Canadian Securities Commissions with respect thereto. Such financial statements have been prepared in accordance with either IFRS or U.S. GAAP (as required at the time of filing by U.S. securities laws and Canadian Securities Laws) consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the respective dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 4.05        Prospectus Disclosure. All information and statements contained in the Canadian Prospectus and the U.S. Prospectus will be, as of each applicable Closing, as the case may be, true and correct in all material respects and will contain no misrepresentation, and together will constitute full, true and plain disclosure of all material facts relating to the Company and its Subsidiaries, taken as a whole, and will not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it is made.

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Section 4.06        Intentionally Omitted

Section 4.07        Resale. Except as noted in OSC Relief and the notices required by the Principal Market, no documents are required to be filed in connection with the resale of the Shares in the Designated Provinces under Canadian Securities Laws, provided the resale is not a control person distribution as defined under Canadian Securities Laws.

Section 4.08       Equity Capitalization. As of the date hereof there are an unlimited number of Subordinate Voting Shares authorized, of which 76,709,871 are issued and outstanding as of May 27, 2020. All of such outstanding shares are duly authorized, validly issued, fully paid and nonassessable.

Section 4.09        Compliance with Applicable Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance Applicable Laws with the exception of the Controlled Substances Act, 21 USC 801 et seq., as it applies to marijuana (including any implementing regulations and schedules in effect at the relevant time) or any other U.S. federal law the violation of which is predicated upon a violation of the Controlled Substances Act as it applies to marijuana, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to Applicable Laws is pending or, to the knowledge of the Company, threatened.

Section 4.10       Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiary of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets, except as would not cause a Material Adverse Effect. To the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and, except as would not cause a Material Adverse Effect, the Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

Section 4.11       Employee Relations. Neither the Company nor any of its Subsidiary is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiary, is any such dispute threatened, in each case which is reasonably likely to cause a Material Adverse Effect.

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Section 4.12       Environmental Laws. The Company and its Subsidiaries (i) are in compliance in all material respects with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state and local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 4.13       Title. Except as set forth in the Disclosure Documents or except as would not cause a Material Adverse Effect, the Company has good and marketable title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

Section 4.14       Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 4.15       Regulatory Permits. Except as would not cause a Material Adverse Effect, the Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.

Section 4.16       Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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Section 4.17        Absence of Litigation. Except as set forth in the Disclosure Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company or any of the Company’s Subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

Section 4.18      Subsidiaries. Except as disclosed in the Disclosure Documents, the Company does not presently own or control, directly or indirectly, any other corporation, partnership, association or other business entity.

Section 4.19        Tax Status. Each of the Company and its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim.

Section 4.20        Certain Transactions. Except as set forth in the Disclosure Documents (or as not required to be disclosed pursuant to applicable law) none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 4.21        Fees and Rights of First Refusal. The Company is not obligated to offer the Subordinate Voting Shares offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 4.22       Dilution. The Company is aware and acknowledges that issuance of Subordinate Voting Shares hereunder could cause dilution to existing shareholders and could significantly increase the outstanding number of Subordinate Voting Shares.

Section 4.23       Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares hereunder. The Company is aware and acknowledges that it shall not be able to request Advances under this Agreement if the Registration Statement or Canadian Prospectus, as applicable, is not effective or if any issuances of Subordinate Voting Shares pursuant to any Advances would violate any rules of the Principal Market.

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Section 4.24         Reporting Issuer Status. As of the date hereof, the Company is a “reporting issuer” (or the equivalent thereof), not in default, in each of the Designated Provinces.

Section 4.25         Trading of Common Shares. The Subordinate Voting Shares are listed and posted for trading on the Principal Market and no order ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Shares pursuant to an Advance hereunder or the trading of any of the Company’s issued securities has been issued and no proceedings for such purpose are pending or, to the Company’s knowledge, information and belief, after due inquiry, threatened. The Company has not received any notice from the Principal Market questioning or threatening the continued listing of its Subordinate Voting Shares on such exchange and the Company is not in default of any rules, regulations or policies of the Principal Market except those defaults which, whether individually or taken together, would not have a Material Adverse Effect on the Company.

Section 4.26         FCPA. Neither the Company nor its subsidiaries, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or Subsidiaries, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or its subsidiaries (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the FCPA.

Section 4.27        FinCEN Guidance. Neither the Company, nor to the knowledge of the Company after due inquiry any director, officer, agent, employee or affiliate of the Company or Subsidiaries, is:

i) Assisting in the distribution of marijuana to minors;

ii) Participating in the diversion of marijuana from states where it is legal under state law in some form to other states;

iv) Facilitating the growing of marijuana on federal property;

v) Facilitating the possession of marijuana on federal property;

vi) Facilitating the flow of revenue from the sale of marijuana to criminal enterprises;

vii) Facilitating violence or the use of firearms in the cultivation and distribution of marijuana; and

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viii) Using state-authorized marijuana activity as a cover or pretext for trafficking of other illegal drugs.

Section 4.28        Miscellaneous. Neither the Company, nor any Subsidiary of the Company, nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary of the Company, is a Person that is, or is owned or controlled by a Person that is:

(a)         on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC from time to time;

(b)         the subject of any Sanctions;

(c)         has a place of business in, or is operating, organized, resident or doing business in a country or territory that is, or whose government is, the subject of Sanctions Programs (including without limitation any Sanctioned Country).

Article V
INDEMNIFICATION

The Investor and the Company represent to the other the following with respect to itself:

Section 5.01        Indemnification by the Company. In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, and all of its officers, directors, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; (c) any material breach of any material covenant, material agreement or material obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (d) any cause of action, suit or claim brought or made against such Investor Indemnitee not arising out of any action or inaction of an Investor Indemnitee, and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Investor Indemnitees. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

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Section 5.02        Indemnification by the Investor. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein; provided, however, that under no circumstance shall the Investor be required to pay any amount in excess of the Commitment Fee pursuant to this Article V (b) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor; (c) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor; or (d) any cause of action, suit or claim brought or made against such Company Indemnitee not arising out of any action or inaction of a Company Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnitees. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

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Section 5.03        Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article V, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article V except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the reasonable fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due.

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Section 5.04       Contribution. In the event that the indemnity provided in Section 5.01 or Section 5.02 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Investor severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company or the Investor may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Investor on the other from transactions contemplated by this Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Investor severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Investor on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total proceeds from the offering (net of all discounts and commissions but before deducting expenses) received by it, and benefits received by the Investor shall be deemed to be equal to the total discounts received by the Investor. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Investor on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Investor agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Article V shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 5.04, the Investor shall not be required to contribute any amount in excess of the amount by which the Purchase Price for Shares actually purchased pursuant to this Agreement exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the U.S. Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Article V, each person who controls the Investor within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the Exchange Act and each director, officer, employee and agent of the Investor shall have the same rights to contribution as the Investor, and each person who controls the Company within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 5.04.

Section 5.05        Additional Remedies. Section 5 shall not limit any right or remedies which may otherwise be available to any indemnified person at law or in equity. The obligations of the parties to indemnify or make contribution under this Article V shall survive expiration or termination of this Agreement.

Section 5.06       Limitation of Liability. Notwithstanding the foregoing, no party shall be entitled to recover from the other party for punitive, indirect, incidental or consequential damages.

Article VI
COVENANTS OF THE COMPANY

Section 6.01        Registration Statement.

(a)         The Company will file a registration statement (the “Registration Statement”) with the SEC under the U.S. Securities Act on Form S-3 with respect to the issuance and sale of securities by the Company, including the Shares, which contains, among other things a Plan of Distribution section disclosing the methods by which the Company may sell the Shares, and shall use its best efforts to cause the Registration Statement to be deemed effective as soon as reasonably practicable.

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(b)         Promptly after the date hereof (and prior to the Company delivering an Advance Notice to the Investor hereunder), the Company shall file with the SEC a report on Form 8-K or such other appropriate form as determined by counsel to the Company, relating to the transactions contemplated by this Agreement and the Registration Statement disclosing all information relating to the transaction contemplated hereby required to be disclosed therein and an updated Plan of Distribution, including, without limitation, the name of the Investor, if required, the number of Shares being offered hereunder, the terms of the offering, the Purchase Price of the Shares, and other material terms of the offering, and any other information or disclosure necessary to register the transactions contemplated herein (collectively, the “Initial Disclosure”) and shall provide the Investor with 24 hours to review the Initial Disclosure prior to its filing.

(c)         Maintaining a Registration Statement. The Company shall use its best efforts to maintain the effectiveness of any Registration Statement with respect to the Shares at all times during the Commitment Period (the “Registration Period”). Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that, when filed and at all times while effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. During the Commitment Period, the Company shall notify the Investor promptly if (i) the Registration Statement shall cease to be effective under the U.S. Securities Act, (ii) the Subordinate Voting Shares shall cease to be authorized for listing on the Principal Market, (iii) the Subordinate Voting Shares ceases to be registered under Section 12(b) or Section 12(g) of the Exchange Act or (iv) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act.

(d)         Filing Procedures. Not less than one business day prior to the filing of a Registration Statement and not less than one business day prior to the filing of any related amendments and supplements to all Registration Statements (except for any amendments or supplements caused by the filing of any annual reports on Form 10-K, current reports on Form 8-K, and any similar or successor reports), the Company shall furnish to the Investor copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the reasonable and prompt review of the Investor. The Company shall give due consideration to Investor’s comments and shall limit any disclosures with respect to the Investor to the extent required by applicable securities laws. The Investor shall furnish comments on a Registration Statement and any related amendment and supplement to a Registration Statement to the Company within 24 hours of the receipt thereof. If the Investor fails to provide comments to the Company within such 24-hour period, then the Registration Statement, related amendment or related supplement, as applicable, shall be deemed accepted by the Investor in the form originally delivered by the Company to the Investor.

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(e)         Delivery of Final Documents. The Company shall furnish to the Investor without charge, (i) at least one copy of each Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) at the request of the Investor, electronic copies in .pdf of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies in physical paper as the Investor may reasonably request) and (iii) such other documents as the Investor may reasonably request from time to time in order to facilitate the disposition of the Subordinate Voting Shares owned by the Investor pursuant to a Registration Statement. Filing of the forgoing with the SEC via its EDGAR system and providing Investor with notice of such filing and a hyperlink to the web address at which the documents are available shall satisfy the requirements of this section.

(f)          Amendments and Other Filings. The Company agrees that on such dates as the U.S. Securities Act shall require, the Company will file a U.S. Prospectus Supplement or other appropriate form as determined by counsel with the SEC under the applicable paragraph of Rule 424(b) under the U.S. Securities Act, which U.S. Prospectus Supplement will set forth, within the relevant period, the amount of Shares sold to the Investor, the net proceeds to the Company and the Purchase Price paid by the Investor with respect to such Shares. The Company shall provide the Investor at least 24 hours to comment on a draft of each such Prospectus Supplement (and shall give due consideration to all such comments) and shall deliver or make available to the Investor, without charge, an electronic copy of each form of U.S. Prospectus Supplement, together with the U.S. Base Prospectus. The Company consents to the use of the U.S. Prospectus (and of any U.S. Prospectus Supplement thereto) in accordance with the provisions of the U.S. Securities Act, in connection with the offering and sale of the Shares and for such period of time thereafter as the U.S. Prospectus is required by the U.S. Securities Act to be delivered in connection with sales of the Shares. If during such period of time any event shall occur that in the judgment of the Company and its counsel is required to be set forth in the U.S. Prospectus or should be set forth therein in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the U.S. Securities Act or any other applicable law or regulation, the Company shall forthwith prepare and file with the SEC an appropriate U.S. Prospectus Supplement to the U.S. Prospectus and shall promptly furnish or make available to the Investor an electronic copy thereof. The Company shall (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the related prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the U.S. Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, except during the SEC’s review, if any, of such filing.

(g)         Blue-Sky. The Company shall use its commercially reasonable efforts to, if applicable, (i) register and qualify the Shares covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Shares for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to the Notice of Articles or Articles of the Company, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.01(g), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Shares for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

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(h)         Liquidated Damages. If (i) the Registration Statement is not filed with the SEC on or prior to the date thirty (30) days from the date of this Agreement, (ii) the Registration Statement has not been declared effective by the SEC on or prior to the date one hundred and twenty (120) days from the date of this Agreement, or (iii) the Registration Statement is filed and declared effective by the SEC but shall thereafter cease to be effective or fail to be usable for its intended purpose (each such event referred to as a “Registration Default”), the Company hereby agrees to pay liquidated damages (“Liquidated Damages”) to the Investor in an amount equal to 0.5% of the Commitment Amount, per month which Liquidated Damages shall be increased to 1.0% of the Commitment Amount per month if the Registration Statement is not effective within 120 days from the date of this Agreement; provided, however, that the maximum aggregate amount of Liquidated Damages payable pursuant to this Section 6.01(h) shall be equal to 15% of the Commitment Amount. In addition, if Registration Statement is not effective within 120 days from the date of this Agreement, (i) the Company shall not issue an Advance Notice until such time as all Registration Defaults have been cured and (ii) the restriction on short sales set forth in Section 3.08 shall not apply to the Investor. Following the cure of all Registration Defaults, Liquidated Damages shall cease to accrue; provided, however, that, if after Liquidated Damages have ceased to accrue, a different Registration Default occurs within 30 days of Liquidated Damages having ceased to accrue, Liquidated Damages shall again accrue pursuant to the foregoing provisions. Any Liquidated Damages payable to the Investor pursuant to this Section 6.01(h) shall be payable in Subordinate Voting Shares based on a price per share equal to the VWAP of the Subordinate Voting Shares for the ten consecutive Trading Days commencing on the Trading Day immediately following the day such Liquidated Damages accrue pursuant to this Section 6.01(h) and shall be delivered by the Company to the Investor promptly, but in no event more than 15 days after the Investor becomes entitled to receive such Shares.

(i)          The Company and Investor hereto acknowledge and agree that the sums payable as Liquidated Damages under subsection 6.01(h) above shall constitute liquidated damages and not penalties and are in addition to all other rights of the Investor. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable relationship to, and are not plainly or grossly disproportionate to, the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a registration statement, (iii) one of the reasons for the Company and the Investor reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and (iv) the Company and the Investor are sophisticated business parties and have been represented by sophisticated and able legal counsel and negotiated this Agreement at arm’s length.

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(j)         True-Up. If the Registration Statement has not been declared effective on the date that is 120 days after the date of this Agreement (the “Requisite Date”), the Investor shall be entitled to additional shares of Subordinate Voting Shares (“True-Up Shares”) with respect to any Subordinate Voting Shares issued to the Investor prior to the day the Registration Statement is declared effective (the “Effectiveness Date”), including any Shares issued pursuant to Section 6.01(h), if the VWAP of the Subordinate Voting Shares during the ten consecutive Trading Days commencing on the Trading Day immediately following the Requisite Date shall be less than the VWAP of the Subordinate Voting Shares during the ten consecutive Trading Days commencing on the Trading Day immediately following the Effectiveness Date. The amount of shares the Investor shall be entitled to receive shall be equal to:

(A*(C-B))/C = True Up Shares, where

A = Initial number of Shares issued

B = The VWAP of the Subordinate Voting Shares during the ten consecutive Trading Days commencing on the Trading Day immediately following the Requisite Date

C = The VWAP of the Subordinate Voting Shares during the ten consecutive Trading Days commencing on the Trading Day immediately following the Effectiveness Date

In no event shall the number of True Up Shares be less than zero.

Section 6.02        Canadian Prospectus.

(a)         As soon as reasonably practicable following the execution of this Agreement, the Company will submit the Company’s application for the OSC Relief, with each of the applicable Canadian Securities Commissions to enable the OSC Decision Document and the OSC Relief to be issued in accordance with applicable Canadian Securities Laws as soon as reasonably practicable. Concurrently therewith, the Company will use its best efforts to amend the Canadian Final Prospectus in order to facilitate the transactions contemplated hereby. In the event the Company is unable to make such amendments, it shall promptly file a preliminary base shelf prospectus in accordance with Canadian Securities Laws that facilitates the transactions contemplated hereby and thereafter file a final base shelf prospectus on the same basis.

(b)        At all times during the distribution of the Shares and the term of this Agreement, the Company will maintain the Canadian Final Prospectus in good standing (including obtaining renewals thereof at the expiration of the term of the existing Canadian Final Prospectus) and the Canadian Final Prospectus will comply with the requirements of the Canadian Securities Laws pursuant to which it has been filed and the OSC Relief and will provide full, true and plain disclosure of all material facts relating to the Company, the Shares issuable pursuant to Advances hereunder as required by the Canadian Securities Laws, and the Canadian Final Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

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(c)         In accordance with the OSC Relief, in connection with each Advance hereunder, the Company shall prepare and file a Canadian Prospectus Supplement, and shall comply with all other applicable filing and other requirements under the Canadian Securities Laws in connection therewith, on or prior to each Closing, such that the applicable Canadian Prospectus Supplement and Canadian Final Prospectus, as applicable, is current at such date in accordance with Canadian Securities Laws and the OSC Relief (qualifying, to the extent required, the distribution of the Shares issuable on such Closing). In connection with this Agreement and the transactions contemplated hereby, the Corporation shall comply with all requirements of the OSC Relief and the Canadian Securities Laws as at the dates of each Closing.

Section 6.03       Listing of Subordinate Voting Shares. The Company shall use its commercially reasonable efforts to maintain the listing of the Subordinate Voting Shares on the Principal Market and shall notify the Investor promptly if the Subordinate Voting Shares shall cease to be listed on the Principal Market.

Section 6.04        Opinion of Counsel. On the date of each Advance, the Investor shall have received an opinion letter from counsel to the Company in form and substance reasonably satisfactory to the Investor.

Section 6.05        Exchange Act Registration. The Company shall file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 6.06        Reporting Issuer Status. The Company shall maintain its status as a reporting issuer (or its equivalent) in the Designated Provinces, not in default under the Canadian Securities Laws.

Section 6.07       Transfer Agent Instructions. For any time while there is a Registration Statement and a Canadian Prospectus in effect for this transaction, the Company shall (if required by the transfer agent for the Subordinate Voting Shares) cause legal counsel for the Company to deliver to the transfer agent for the Subordinate Voting Shares (with a copy to the Investor) instructions to issue Subordinate Voting Shares to the Investor free of restrictive legends upon each Advance.

Section 6.08        Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company during the Commitment Period.

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Section 6.09        Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will immediately notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement, related prospectus, or a Canadian Prospectus, relating to an offering of Shares under this Agreement: (i) receipt of any request for additional information by the SEC, a Canadian Securities Commission, or any other Federal, state or provincial governmental authority during the period of effectiveness of the Registration Statement and Canadian Final Prospectus, as applicable, or amendments or supplements to the Registration Statement, a related prospectus or a Canadian Prospectus, as applicable; (ii) the issuance by the SEC, a Canadian Securities Commission or any other Federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the Canadian Final Prospectus, as applicable, or the initiation of any proceedings for such purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Subordinate Voting Shares for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement, a related prospectus or a Canadian Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus, Canadian Prospectus or documents incorporated therein so that, in the case of the Registration Statement or Canadian Prospectus, as applicable, they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Canadian Prospectus or Registration Statement, or supplement a related prospectus to comply with the U.S. Securities Act, Canadian Securities Laws or any other law; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement or Canadian Prospectus, as applicable, would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Advance Notice, and the Investor shall not sell any Shares pursuant to a Registration Statement or Canadian Prospectus, during the continuation of any of the foregoing events (each of the events described in the immediately preceding clauses (i) through (v), inclusive, a “Material Outside Event”).

Section 6.10        Consolidation. If an Advance Notice has been delivered to the Investor, then the Company shall not effect any consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity before the transaction contemplated in such Advance Notice has been closed in accordance with Section 2.02 hereof, and all Shares in connection with such Advance have been received by the Investor. The Company shall not give an Advance Notice if a shareholder meeting, or the record date for any shareholder meeting or any corporate action, would fall during the period beginning on the Advance Notice Date and ending 10 Trading Days following the closing of such Advance. Prior to effecting any consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity, the Company shall take such steps as are required to provide that an effective Registration Statement is in effect with respect to any Shares received by the Investor that will continue to be outstanding following such consolidation or transfer.

Section 6.11        Market Activities. The Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company under Regulation M of the Exchange Act or Canadian Securities Laws.

Section 6.12       Principal Market and Canadian Securities Commission Requirements. The Company shall provide the Principal Market and the Canadian Securities Commissions with such information, undertakings, assurances and documentation as may be stipulated by the Principal Market in any correspondence regarding the listing of Shares or the Canadian Securities Commissions in the OSC Relief, respectively, or otherwise in connection with the transactions contemplated herein.

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Section 6.13       Non-Exchange Quotation or Listing. If, after the date hereof, any marketable securities of the Company become listed or posted for trading or if the Company becomes listed on any stock exchange or other financial market other than the then Principal Market, the Company must deliver to the Investor a legal opinion in form satisfactory to the Investor duly executed by the Company’s legal counsel in the relevant jurisdiction(s) and dated the date of the relevant Closing that the issue of the Shares does not contravene any:

(a)        provision of any agreement created by the Company;

(b)        provision of any applicable law of the relevant jurisdiction or jurisdictions;

(c)        provision of any applicable rule of the relevant stock exchange(s) or financial market(s);

(d)        judicial order; or

(e)        provision of any corporate consent, contractual consent or government consent relating to the Company or the issue of the Shares.

Section 6.14      Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement, (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any prospectus and any amendments or supplements thereto, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal Market, (vii) filing fees of the SEC, the Canadian Securities Commissions and the Principal Market or (viii) Investor’s expenses of counsel in connection with this Agreement or maintenance of this Agreement and any related transactions and associated filing obligations (including any filing required under Section 13 of the U.S. Securities Act or maintenance of such filings).

Section 6.15      Sales. Without the written consent of the Investor, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Subordinate Voting Shares (other than the Shares offered pursuant to the provisions of this Agreement, the issuance of shares upon the exercise of outstanding options or warrants, and/or the issuance of shares under publicly disclosed equity compensation plans of the Company) or securities convertible into or exchangeable for Subordinate Voting Shares, warrants or any rights to purchase or acquire, Subordinate Voting Shares (other than the issuance of stock options and other equity award under publicly disclosed equity compensation plans of the Company) during the period beginning on the 3rd Trading Day immediately prior to an Advance Notice Date and ending on the 3rd Trading Day immediately following the corresponding Advance Date.

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Section 6.16        Current Report. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion). Notwithstanding anything contained in this Agreement to the contrary, the Company expressly agrees that it shall publicly disclose, no later than four (4) Business Days following the date hereof, any information communicated to the Investor by or, to the knowledge of the Company, on behalf of the Company in connection with the transactions contemplated herein, which, following the date hereof would, if not so disclosed, constitute material, non-public information regarding the Company or any of its Subsidiaries.

Section 6.17        Use of Proceeds. The Company will use the proceeds from the sale of the Shares hereunder for working capital and other general corporate purposes or, if different, in a manner consistent with the application thereof described in the Registration Statement. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein, or lend, contribute, facilitate or otherwise make available such proceeds to any Person (i) to fund, either directly or indirectly, any activities or business of or with any Person that is identified on the list of Specially Designated Nationals and Blocker Persons maintained by OFAC, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or Sanctions Programs, (ii) or in any manner or in a country or territory, that, at the time of such funding, is, or whose government is, the subject of CAATSA or CAATSA Sanctions Programs or (iii) in any other manner that will result in a violation Applicable Laws.

Section 6.18        Black-out Periods. Notwithstanding any other provision of this Agreement, the Company shall not deliver an Advance Notice during any Company black-out periods or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information adverse to the Investor.

Section 6.19        Compliance with Applicable Laws and OSC Relief. During the term of this Agreement the Company shall comply with all Applicable Laws and the OSC Relief, and will not take any action which will cause the Investor to be in violation of any such Applicable Laws or OSC Relief, with the exception of the Controlled Substances Act, 21 USC 801 et seq., as it applies to marijuana (including any implementing regulations and schedules in effect at the relevant time) or any other U.S. federal law the violation of which is predicated upon a violation of the Controlled Substances Act as it applies to marijuana.

Section 6.20         The covenants set forth above shall be ongoing during the term of this Agreement. The Company shall promptly notify the Investor in writing should it become aware during such period (a) of any changes to these covenants, or (b) if it cannot comply with the covenants set forth herein. The Company shall also promptly notify the Investor in writing during such period should it become aware of an investigation, litigation or regulatory action relating to an alleged or potential violation of Applicable Laws. The Company shall provide such information and documentation it may have as the Investor or any of their affiliates may reasonably request to satisfy compliance with Applicable Laws.

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Article VII
CONDITIONS FOR ADVANCE AND CONDITIONS TO CLOSING

Section 7.01        Conditions Precedent to the Right of the Company to Deliver an Advance Notice. The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance is subject to the satisfaction by the Company, on each Advance Notice Date (a “Condition Satisfaction Date”), of each of the following conditions which are for the exclusive benefit of the Investor and may be waived by it in its sole discretion:

(a)          Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects.

(b)         Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of all the Subordinate Voting Shares issuable pursuant to such Advance Notice, or shall have the availability of exemptions therefrom. The sale and issuance of such Subordinate Voting Shares shall be legally permitted by all laws and regulations to which the Company is subject.

(c)         No Material Outside Event. No Material Outside Event shall have occurred and be continuing.

(d)        Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior the applicable Condition Satisfaction Date.

(e)        No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that would reasonably be expected to have a Material Adverse Effect.

(f)          No Suspension of Trading in or Delisting of Subordinate Voting Shares. The Subordinate Voting Shares are listed on the Principal Market and all of the shares issuable pursuant to such Advance Notice will be listed on the Principal Market and the Company believes, in good faith, that trading of the Subordinate Voting Shares on the Principal Market will continue uninterrupted for the foreseeable future. The issuance of Subordinate Voting Shares with respect to the applicable Advance Notice will not violate the shareholder approval requirements of the Principal Market. The Company shall not have received any notice threatening the continued listing of the Subordinate Voting Shares on the Principal Market.

(g)         Listing of Shares. The Company shall have received from the Principal Market all necessary conditional approvals for the listing of the Shares to which the Advance Notice relates. .

(h)         Material Non-Public Information. The Company shall not deliver an Advance Notice during the period beginning ten (10) Trading Days before the Company’s next subsequent annual financial statements or quarterly financial statements are to be publicly released and ending two (2) Trading Days after such report is released, or during any other period in which the Company is in possession of material non-public information.

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(i)          Authorized. There shall be a sufficient number of authorized but unissued and otherwise unreserved Subordinate Voting Shares for the issuance of all of the shares issuable pursuant to such Advance Notice.

(j)          Executed Advance Notice. The Investor shall have received the Advance Notice executed by an officer of the Company and the representations contained in such Advance Notice shall be true and correct as of the applicable Condition Satisfaction Date.

(k)         Consecutive Advance Notices. Except with respect to the first Advance Notice, the Company shall have delivered all Shares relating to all prior Advances, and, unless waived by the Investor, at least 5 Trading Days shall have elapsed from the immediately preceding Advance Date.

(l)          Required Filings. The Company shall have filed all required periodic reports under the Exchange Act and Canadian Securities Laws and shall have made all other such filings with the SEC, the Canadian Securities Commissions and state securities regulators as may be required by applicable state, provincial and federal law.

(m)        Credit Agreement. The Company shall have caused its Subsidiary, HSCP CN Holdings ULC, to concurrently deliver an irrevocable borrowing notice to SAFMB Harmony LP for an advance under the Credit Agreement, in the same amount as the Advance and all conditions precedent to such advance under the Credit Agreement shall have been satisfied prior to the Closing for such Advance.

(n)         Comfort Letters. The Investor shall have received in each year of the term of this Agreement, on the dates which fall 6 and 12 months from the date hereof (the “Comfort Letter Dates”, from each accounting firm who has reviewed financial statements that are then included or incorporated by reference or will be included or incorporated by reference in the Registration Statement letters (“Comfort Letters”), dated the relevant Comfort Letter Date, in form and substance satisfactory to the Investor, (i) confirming that they are independent registered public accounting firm within the meaning of the U.S. Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to the Investor in connection with registered public offerings.

(o)         Negative Assurance Letter. The Investor shall have received contemporaneously with each Comfort Letter a negative assurance letter from U.S. counsel to the Company in form and substance reasonably satisfactory to the Investor.

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Article VIII
NON-DISCLOSURE OF NON-PUBLIC INFORMATION

Section 8.01

(a)         The Company covenants and agrees that it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information (as determined under the U.S. Securities Act, the Exchange Act, Canadian Securities Laws or the rules and regulations of the SEC and the Canadian Securities Commissions) to the Investor without also disseminating such information to the public, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Investor with the opportunity to accept or refuse to accept such material non-public information for review. Unless specifically agreed to in writing, in no event shall the Investor have a duty of confidentially, or be deemed to have agreed to maintain information in confidence, with respect to (i) any information disclosed in violation of this provision or (ii) the delivery of any Advance Notices.

(b)         Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non- public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Article VIII shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement or Canadian Prospectus, as applicable, contains an untrue statement of material fact or omits a material fact required to be stated in the Registration Statement or Canadian Prospectus, as applicable, or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

Article IX
NON-EXCLUSIVE AGREEMENT

Notwithstanding anything contained herein, this Agreement and the rights awarded to the Investor hereunder are non-exclusive, and, subject to the provisions in Section 6.15, the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by Subordinate Voting Shares or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.

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Article X
CHOICE OF LAW/JURISDICTION

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein without regard to the principles of conflict of laws.

Article XI
ASSIGNMENT; TERMINATION

Section 11.01     Assignment. Neither this Agreement nor any rights of the parties hereto may be assigned to any other Person; provided that the Investor may assign this Agreement to an affiliate of the Investor on notice to the Company.

Section 11.02      Termination.

(a)         Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the 24-month anniversary of the date hereof, (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement in the aggregate amount of the Commitment Amount or (iii) upon the closing by the Company of a financing transaction with gross proceeds to the Company of $50,000,000 or greater, provided that the Company has given the Investor as much advance notice of such financing transaction as practicable and provided the rights of the Investor pursuant to Section 2(a)(ii) are, in all material respects, preserved and similar rights are afforded to the Investor through such financing transaction on a first-rights basis; or (iv) the exercise by Canopy Growth Corporation of its call option, as provided for in the arrangement agreement between Canopy Growth Corporation and the Company dated April 18, 2019 as same may be amended (the “Arrangement Agreement”), provided that all Advances prior to such date of such Closing are settled.

(b)         If the Company implements an at-the-market offering or similar equity distribution plan (the “ATM”), and Canadian Securities Laws or the OSC Relief prohibits the concurrent efficacy of the ATM and the rights afforded to the Investor pursuant to Section 2(a)(ii), the Company may terminate this Agreement, provided the rights of the Investor pursuant to Section 2(a)(ii) are, in all material respects, preserved and similar rights are afforded to the Investor through the ATM and/or other offering by the Company on a first-rights basis.

(c)         This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

(d)         Nothing in this Section 11.02 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement. The indemnification provisions contained in Article V shall survive termination of this Agreement.

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Article XII

NOTICES

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered upon: (i) receipt, when delivered personally, (ii) 1 Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same, or (iii) receipt, when sent by electronic mail (provided that the electronic mail transmission is not returned in error or the sender is not otherwise notified of any error in transmission. The addresses and email addresses for such communications shall be:

If to the Company, to:	Acreage Holdings, Inc. 366 Madison Avenue, 11th Floor New York, NY 10017 Attention: James A. Doherty, III Telephone: ########## Email: ##########
With a copy to (which shall not constitute notice or delivery of process) to:

Cozen O’Connor

One Liberty Place, 1650 Market Street Suite 2800

Philadelphia, PA 19103

Attention: Joseph Bedwick

Telephone: ##########

Email: ##########

DLA Piper Canada LLP
Suite 6000, 1 First Canadian Place
PO Box 367, 100 King St. W.

Toronto, ON M5X 1E2
Attention: Robert Fonn

Email: ##########

If to the Investor(s):	SAFMB Concord LP 1900, 333-7th Avenue SW Calgary Alberta, T2P 2Z1 Attention: Aaron Bunting Telephone: ########## Email: ##########

With a Copy (which shall not constitute notice or delivery of process) to:	Stikeman Elliott LLP 4300 Bankers Hall West 888 3rd St. SW Calgary, Alberta Attention: Leland Corbett Telephone: ########## Email: ##########

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Jenner & Block LLP 919 Third Avenue New York, NY 10022 Attention: Martin C. Glass Telephone: ########## Email: ##########

or at such other address and/or electronic email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party 3 Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s computer containing the time, date, recipient’s electronic mail address and the text of such electronic mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by electronic mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Article XIII
MISCELLANEOUS

Section 13.01      Counterparts. This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures, including by e-mail attachment, shall be deemed originals for all purposes of this Agreement.

Section 13.02     Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

Section 13.03     Reporting Entity for the Subordinate Voting Shares. The reporting entity relied upon for the determination of the trading price or trading volume of the Subordinate Voting Shares on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 13.04      Commitment Fee.

The Company shall pay a commitment fee to the Investor in an amount equal to the greater of (i) the value of 1.0% of the Commitment Amount in cash or (ii) 200,000.00 Subordinate Voting Shares (the “Commitment Shares”) as a commitment fee (“Commitment Fee”), with the value of the Commitment Shares being determined by the VWAP of the Subordinate Voting Shares for the five Trading Day period ending on the Trading Day immediately prior to the date of this Agreement. The Company shall deliver the Commitment Shares to the Investor promptly after the execution of this Agreement, but in no event more than 30 days after the execution of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Standby Equity Distribution Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:

Acreage Holdings, Inc.

By:	/s/ Kevin Murphy
Name:	Kevin Murphy
Title:	Chief Executive Officer

INVESTOR:

SAFMB CONCORD LP, by its general partner
SAFMB Concord GP Inc.

By:	/s/ Ryan Dunfield
Name:	Ryan Dunfield
Title:	President

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EXHIBIT A
ADVANCE NOTICE

ACREAGE HOLDINGS, INC.

Advance Notice Number ______

Dated: ______________

The undersigned, _______________________ hereby certifies, with respect to the sale of Subordinate Voting Shares of ACREAGE HOLDINGS, INC. (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to that certain Standby Equity Distribution Agreement, dated as of May _______, 2020 (the “Agreement”), as follows:

1.       The undersigned is the duly elected ______________ of the Company.

2.       There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

3.       The Company has performed in all material respects all covenants and agreements to be performed by the Company and has complied in all material respects with all obligations and conditions contained in the Agreement on or prior to the Advance Notice Date, and shall continue to perform in all material respects all covenants and agreements to be performed by the Company through the applicable Advance Date. All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

4.       The undersigned hereby represents, warrants and covenants that it has made all filings (“Filings”) required to be made by it pursuant to applicable securities laws (including, without limitation, all filings required under the Securities Exchange Act of 1934 and applicable Canadian provincial securities laws and regulations). All Filings have been reviewed and approved for release by the Company’s in-house or outside attorneys and, if containing audited financial statements, the Company’s independent certified public accountants. None of the Filings contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.       The Advance requested is _____________________.

6.       The number of Subordinate Voting Shares of the Company outstanding as of the date hereof is ___________.

The undersigned has executed this Advance Notice as of the date first set forth above.

ACREAGE HOLDINGS, INC.

By:

Please deliver this Advance Notice by email with a follow up phone call to:

Email: [______]1

Attention: [______]2
Confirmation Telephone Number: [______]3.

1 SAF to provide

2 SAF to provide

3 SAF to provide

EXHIBIT B

FORM OF SETTLEMENT DOCUMENT

VIA EMAIL

ACREAGE HOLDINGS, INC.

Attn:

Email:

Below please find the settlement information with respect to the Advance Notice Date of:
1.	Amount of Advance Notice
2.	Market Price
3.	Purchase Price (Market Price x 95%) per share
4.	Number of Shares due to Investor

Please issue the number of Shares due to the Investor to the account of the Investor as follows:

INVESTOR’S DTC PARTICIPANT #:

ACCOUNT NAME:

ACCOUNT NUMBER:

ADDRESS:

CITY:

COUNTRY:

CONTACT PERSON:

NUMBER AND/OR EMAIL:

Sincerely,

SAFMB CONCORD LP.

Approved By ACREAGE HOLDINGS, INC.:

Name: